SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2003

Tekelec

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-15135	95-2746131
(Commission File Number)	(I.R.S. Employer Identification No.)

26580 W. Agoura Road, Calabasas, CA	91302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 880-5656

Item 5. Other Events and Required FD Disclosure.

     On June 11, 2003, Tekelec, a California corporation, issued a press release announcing that it had entered into an agreement to sell $125,000,000 aggregate principal amount of its 2.25% senior subordinated convertible notes due 2008 (the “Notes”). The Company also announced in the press release that the sale of the Notes is expected to close on June 17, 2003, that the Company has granted to the initial purchaser of the Notes an option to purchase an additional $25,000,000 aggregate principal amount of the Notes, and that the Company intends to use the net proceeds from the sale of the Notes to redeem the Company’s 3.25% Convertible Subordinated Discount Notes due 2004.

     A copy of the Company’s press release dated June 11, 2003 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.

     The following exhibit is filed as a part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release dated June 11, 2003 of Tekelec

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekelec

Dated: June 16, 2003	By:	/s/ Frederick M. Lax

Frederick M. Lax
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated June 11, 2003 of Tekelec

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